UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2016

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701

(Address of principal executive offices)

Registrant's telephone number, including area code (631) 842-9400

____________________________________________________

(Former name and former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(e)	On June 28, 2016 the Registrant and its primary bank, HSBC Bank USA National Association (“HSBC”), agreed to a five (5) year extension (“Extension”) of the existing Third Amended and Restated Credit Agreement dated June 29, 2012 (“Agreement”), as amended, between the Registrant and HSBC. The Extension extends the term of the Agreement through June 28, 2021. The Extension also reduces the interest rates available to the Registrant for the Revolving Credit Facility and for the Term Loan by between 75 and 25 basis points under the LIBOR rate options as well as reducing the minimum EBITDA covenant requirements. The Term Loan that was scheduled to expire in June 2017 was paid off in full in May 2016. The expiration date of the remaining Term Loan remains unchanged at June 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date:	July 1, 2016	By:	/S/ Kevin S Buchel
Kevin S Buchel
Senior Vice President and Chief Financial Officer